Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 19, 2016

AdvancePierre Foods Holdings, Inc.

9987 Carver Road

Blue Ash, Ohio 45242

Re:                             AdvancePierre Foods Holdings, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to AdvancePierre Foods Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of an aggregate of 6,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be issued under the AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan, as amended on January 23, 2014, July 20, 2016 and August 18, 2016 (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)         the Registration Statement in the form filed with the Commission on the date hereof;

(b)         the Plan;

(c)          an executed copy of a certificate of Linn Harson, Senior Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)         a copy of the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of August 18, 2016, and certified pursuant to the Secretary’s Certificate;

(e)          a copy of the Company’s By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(f)           copies of certain resolutions of the Board of Directors of the Company relating to the Plan, the filing of the Registration Statement and certain related matters; and

(g)          copies of certain resolutions of the stockholders of the Company relating to the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed that each agreement setting forth the terms of each grant under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (a) the Registration Statement becomes effective under the Securities Act and (b) the Company’s transfer agent for the Common Stock has appropriately registered the issuance of the Shares in the book and records of the Company, and an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent against payment for the Shares in accordance with the Plan and any applicable award agreement, the Shares will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

JK